UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2010 (October 29, 2010)
ROCK OF AGES CORPORATION

(Exact name of registrant as specified in its charter)

Vermont	0-29464	03-0153200

(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

560 Graniteville Road, Graniteville Vermont	05654

(Address of principal executive offices)	(Zip Code)
(802) 476-3121

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ROCK OF AGES CORPORATION
FORM 8-K

Item 2.02	Results of Operations and Financial Condition

On October 29, 2010, Rock of Ages issued a press release which announced results of operations for the third quarter ended October 2, 2010. A copy of the press release is furnished (not filed) as Exhibit 99.1 to this report.
Additional Information
     The Company will file a proxy statement with the Securities and Exchange Commission regarding its proposed merger with Swenson Granite Company LLC. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company from the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement (when available) and such other documents may also be obtained for free from the Company’s website at http://www.rockofages.com or by directing such request to Rock of Ages Corporation, Chief Financial Officer, 560 Graniteville Road, Graniteville, Vermont 05654, telephone: (802) 476-3110.
     The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed Merger. Information regarding the interests of the Company’s participants in the solicitation will be included in the proxy statement relating to the proposed Merger when it becomes available. Additional information regarding the Company’s directors and executive officers is also included in the Company’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on July 19, 2010. This document is available free of charge from the SEC’s Web site at www.sec.gov., from the Company’s website at http://www.rockofages.com or by directing such request to Rock of Ages Corporation, Chief Financial Officer, 560 Graniteville Road, Graniteville, Vermont 05654, telephone: (802) 476-3110.
Item 9.01	Financial Statements and Exhibits

Exhibit
Number	Description

99.1	Press Release dated October 29, 2010.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION
Date: October 29, 2010	By:	/s/ Laura Plude
Laura Plude, Vice President and
Chief Financial Officer

Exhibit Index

Number	Description

99.1	Press Release dated October 29, 2010